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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CFX Corporation:

We consent to the use of our report, included elsewhere herein, dated January 22, 1997, relating to the consolidated balance sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1996 and 1995 and June 30, 1995, and related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six-months ended December 31, 1995, and for each of the years in the two-year period ended June 30, 1995.

We consent to the use of our report included elsewhere herein, dated January 22, 1996, relating to the consolidated balance sheet of The Safety Fund Corporation and subsidiaries as of December 31, 1995, and related consolidated statements of operations stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995 and 1994.

                                           /s/ KPMG PEAT MARWICK LLP

Boston Massachusetts
December 12, 1997